KEY BANC CAPITAL MARKETS

BASIC MATERIALS & PACKAGING CONFERENCE

September 18, 2007

BOSTON

FORWARD-LOOKING STATEMENT

Certain statements contained in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on the Company’s business, construction activity in the Company’s markets, abnormal periods of inclement weather, changes in the cost of raw materials, fuel and energy, unscheduled plant shutdowns and the impact of environmental laws and other regulations.

TXI – A BUILDING MATERIALS COMPANY

- Cement, Aggregate and Concrete
- Used in all types of construction
- Cement accounts for approximately 75% of Earnings

TXI – CEMENT PLANT



TXI - QUARRY



TXI -KILN



TXI - READYMIX CONCRETE



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PRIMARY EARNINGS DRIVERS

♦ **Significant Margin Expansion**

♦ **Cement Capacity Expansion**

- From 5 million tons per year to 7.9 million tons per year in 3 – 4 years
- Three Projects

TXI – IN SUMMARY

- The U.S. cement industry is favorably structured
- Texas and California are attractive cement markets
- TXI is the largest cement supplier in Texas – and a low cost producer
- TXI's California cement plant project is underway
- Texas cement expansion projects will enhance competitive position
- TXI earnings power example
- Flexible capital structure provides foundation for growth

CEMENT INDUSTRY - DEMAND DRIVERS


Cement Demand Drivers
Public Works Construction 50%
Residential Construction 25%
Non-Residential Construction 25%

Source: Portland Cement Association

FAVORABLE U.S. INDUSTRY STRUCTURE

U.S. Cement Consumption Exceeds Domestic Capacity

U.S. Cement Consumption and Capacity



140
130
120
110
100
90
80
70
60
(mm tons)
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
Consumption
Capacity

Source: Portland Cement Association, U.S. Geological Survey, Company Reports

FAVORABLE INDUSTRY STRUCTURE (continued)

Cement Consumption Should Continue to Exceed Cement Capacity

The Supply of Cement Should Continue To Be Constrained

- U.S. cement capacity and import terminals are largely owned or controlled by international producers
- High barriers to entry exist for new cement capacity

STRONG POSITIONS IN ATTRACTIVE MARKETS

- Texas and California:
  - Are the two largest U.S. cement markets, accounting for over 23% of U.S. cement demand
  - Will continue to receive the largest shares of Federal transportation funding
  - Have very favorable population growth trends
- TXI is the:
  - Largest producer of cement in Texas with 30% of state's total capacity
  - Fourth largest cement producer in California with 10% market share
  - Second largest supplier of aggregates and a leading supplier of ready-mix concrete in Texas
  - Largest supplier of expanded shale and clay aggregates west of the Mississippi River
  - A leading supplier of sand, gravel and ready-mix concrete in Louisiana


TX
LA
CA
Cement
Aggregates

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LOW COST OPERATIONS ARE KEY

High Productivity and Efficiency

	North Texas[1]	PCA Comps[2]
Labor Productivity		
Tons per man hour	6.2	3.6
Energy Efficiency		
Mmbtu/ton	3.4	3.3
kwh/ton	111	136

Notes:
1 North Texas numbers are for the twelve months ended May 31, 2007
2 U.S. and Canadian Labor – Energy Input Survey for 2006, Portland Cement Association

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CALIFORNIA PLANT MODERNIZATION AND EXPANSION

- Will make TXI the second largest cement producer in the Southern California market
- Will make TXI a low cost supplier
- Adds 2.3 million tons of state-of-the-art cement capacity
- Replaces 1.3 million tons of 50 year-old production capacity
- Investment of approximately $358 million
- Required permits and permissions are in place
- Project is similar to the successful North Texas expansion completed in 2001
  - Identical kiln production of 6,000 tons per day
  - Transferable experience in design, construction and commissioning (North Texas plant fully commissioned within 6 months of start-up)
  - Significant pre-selling of new capacity already underway
- Scheduled to be completed and online in the late fall or early winter of 2007

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CEMENT PLANT EXPANSION PROJECTS

	CAPACITY*	
	CURRENT	FUTURE
California Plant Modernization and Expansion	1.3	2.3
North Texas Plant Incremental Expansion	2.8	3.3
Central Texas Plant Expansion	0.9	2.3
TOTAL TXI CAPACITY	5.0	7.9

* Millions of tons per year

TXI EARNINGS POTENTIAL

TXI EARNINGS POTENTIAL (continued)

($mm)	(1) FY 2007	(2) Assuming Margin Goals Are Attained		(3) With Margin Improvement and California Cement Plant Project
EBITDA	**191**	**225**		**300**
D&A	46	45	$75mm in	60
Pro Forma Interest	14	25	Incremental EBITDA	25
Pre-Tax Income	131	155	from CA expansion	215
Income Taxes	50	50		69
NET INCOME	**81**	**105**		**146**

Notes:
1 The October 2006 gain from the cement antidumping settlement has been removed.
2 For illustrative purposes only; actual change in margins will depend on the mix of price increases, input costs and efficiency improvements..
3 Under current market conditions and expected operating improvements for the new California facility.

PRIMARY EARNINGS DRIVERS

- **Significant Margin Expansion**

- **Cement Capacity Expansion**
  - From 5 million tons per year to 7.9 million tons per year in 3 – 4 years
  - Three Projects


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